EXHIBIT 21

SUBSIDIARIES OF THE STANLEY WORKS

The following is a list of all active subsidiaries of The Stanley Works as of January 3, 2009. All subsidiaries, except those marked with an asterisk, are included in the Consolidated Financial Statements of The Stanley Works.

JURISDICTION OF
INCORPORATION/
CORPORATE NAME	ORGANIZATION
Domestic Subsidiaries

BAI, Inc.	U.S.A. (Indiana)
Crain Enterprises, Inc.	U.S.A. (Tennessee)
Hardware City Associates Limited Partnership	U.S.A. (Connecticut)
JennCo1, Inc.	U.S.A. (Delaware)
National Manufacturing Co.	U.S.A. (Illinois)
National Manufacturing Co. of Canada, Ltd.	U.S.A. (Illinois)
National Manufacturing Mexico A, LLC	U.S.A. (Delaware)
National Manufacturing Mexico B, LLC	U.S.A. (Delaware)
National Manufacturing Sales Co.	U.S.A. (Illinois)
Sargent & Greenleaf, Inc.	U.S.A. (Indiana)
Scan Modul System, Inc.	U.S.A. (New York)
SecurityCo Solutions, Inc.	U.S.A. (Delaware)
Sonitrol Franchise Company, L.L.C.	U.S.A. (Delaware)
Stanley Access, Inc.	U.S.A. (Delaware)
Stanley Access Technologies LLC	U.S.A. (Delaware)
Stanley Atlantic, Inc.	U.S.A. (Delaware)
Stanley-Bostitch Holding Corporation	U.S.A. (Delaware)
Stanley Canada Holdings, L.L.C.	U.S.A. (Delaware)
Stanley Convergent Security Solutions, Inc.	U.S.A. (Delaware)
Stanley European Holdings, L.L.C.	U.S.A. (Delaware)
Stanley Fastening Systems, LP	U.S.A. (Delaware)
Stanley Housing Fund, Inc.	U.S.A. (Delaware)
Stanley International Holdings, Inc.	U.S.A. (Delaware)
Stanley Israel Investments, Inc.	U.S.A. (Delaware)
Stanley Logistics, L.L.C.	U.S.A. (Delaware)
Stanley Security Solutions, Inc.	U.S.A. (Indiana)
Stanley Supply & Services, Inc.	U.S.A. (Massachusetts)
The Farmington River Power Company	U.S.A. (Connecticut)
ZAG USA, Inc.	U.S.A. (Delaware)

International Subsidiaries

3230913 Nova Scotia Limited	Canada
African Time Systems Corporation (Proprietary) Limited	South Africa
Amano Blick International (Europe) Ltd.	England
Auto Magic Entrance Systems Ltd.	Canada
Beijing Bostitch Fastening Systems Co., Ltd.	China
Besco Hardware Machinery Manufacturing Ltd.	China
Besco Investment Group Co. Ltd.	Cayman Islands
Besco Investment Holdings Ltd.	British Virgin Islands
Besco Pneumatic Corporation	Taiwan
Blick Dormants Limited	England
Blick France SARL	France

JURISDICTION OF
INCORPORATION/
CORPORATE NAME	ORGANIZATION
Blick International Systems Limited	England
Blick Properties S.A. (Proprietary) Limited	South Africa
Blick Software Systems Limited	England
Blick Telefusion Communications Limited	England
Bost Garnache Industries S.A.S.	France
Cene Investissement S.A.S.	France
Cerfasa S.A. de C.V.	Mexico
Chiro Tools Holdings B.V.	Netherlands
Dubuis & Cie S.A.S.	France
Facom Belgie BVBA	Belgium
Facom Gereedschappen B.V.	Netherlands
Facom Herramientas S.r.l.	Spain
Facom Investments Ltd.	United Kingdom
Facom S.A.S.	France
Facom Tools Far East Pte. Ltd.	Singapore
Facom UK Ltd.	United Kingdom
Fanal S.A. de C.V.	Mexico
Frisco Finance GP Inc.	Canada
Frisco Finance LP	Canada
FT Cannock Group Ltd.	United Kingdom
FT Cannock Ltd.	United Kingdom
Générale de Protection Europe Holding S.A.	France
Générale de Protection S.A.S.	France
General Protection SA	Belgium
Georg Larsson A/S	Denmark
Herramientas Stanley S.A. de C.V.	Mexico
Hlanganani Blick (Proprietary) Limited	South Africa
Investage 9 (Proprietary) Limited	South Africa
Isgus International Limited	England & Wales
Mac Tools Canada Inc.	Canada
MEDI-MATH Holding B.V.	Netherlands
Mont-Hard (Canada) Inc.	Canada
Mosley-Stone Limited	United Kingdom
PAC International Limited	England
Piole Parolai Equipement S.A.S.	France
Pro One Finance S.A.S.	France
R. E. Phillips/Accesstroniks Systems Ltd.	Canada
Sargent & Greenleaf S.A.	Switzerland
Scan Modul Holding B.V.	Netherlands
Scan Modul Medi-Math B.V.	Netherlands
Scan Modul Medi-Math BVBA	Belgium
Scan Modul MEDI-MATH Logistica Hospitalar, Lda	Portugal
Scan Modul Medi-math Logistics SA	Spain
Scan Modul Medi-Math Sàrl	France
Scan Modul Orgasystem GmbH	Germany
Scan Modul System AG	Switzerland
Scan Modul System Limited	United Kingdom
SEEG	France
Sielox Security Systems Pty. Ltd.	Australia
Stanley-Bostitch, S.A. de C.V.	Mexico

JURISDICTION OF
INCORPORATION/
CORPORATE NAME	ORGANIZATION
Stanley-Bostitch Servicios S. de R.L. de C.V.	Mexico
Stanley Canada Corporation	Canada
Stanley Chiro International Ltd.	Taiwan
Stanley CLP1	Canada
Stanley CLP2	Canada
Stanley de Chihuahua S. de R.L. de C.V.	Mexico
Stanley Deutschland GmbH	Germany
Stanley do Brasil Ltda.	Brazil
Stanley Doors France, S.A.S.	France
Stanley Europe BVBA	Belgium
Stanley European Holdings B.V.	Netherlands
Stanley European Holdings II B.V.	Netherlands
Stanley Fastening Systems Investment (Taiwan) Co.	Taiwan
Stanley Fastening Systems Poland Sp. z o.o.	Poland
Stanley Finance Hungary Group Financing Limited Liability Company	Hungary
Stanley France, S.A.S.	France
Stanley France Services, S.A.S.	France
Stanley Iberia S.L.	Spain
Stanley Israel Investments B.V.	Netherlands
Stanley Middle East FZE	Dubai UAE
Stanley Nordic ApS	Denmark
Stanley Sales and Marketing Poland Sp. z o.o.	Poland
Stanley Security Solutions Canada Corp.	Canada
Stanley Security Solutions — Europe Limited	England
Stanley Security Solutions Ireland Limited	Ireland
Stanley Security Solutions Ltd.	England
Stanley Security Solutions Operations Limited	England
Stanley Security Solutions (Proprietary) Limited	South Africa
Stanley Technology Co. Ltd.	China
Stanley (Tianjin) International Trading Co. Ltd.	China
Stanley Tona Holding B.V.	Netherlands
Stanley Tools (NZ) Limited	New Zealand
Stanley Tools, S.A.S.	France
Stanley UK Acquisition Company Limited	England & Wales
Stanley U.K. Holding Ltd.	United Kingdom
Stanley UK Limited	United Kingdom
Stanley UK Sales Limited	United Kingdom
Stanley UK Services Limited	United Kingdom
Stanley Works Asia Pacific Pte. Ltd.	Singapore
Stanley Works (Belgium) BVBA	Belgium
Stanley Works China Investments Limited	British Virgin Islands
Stanley Works (Europe) AG	Switzerland
Stanley Works Holdings B.V.	Netherlands
Stanley Works (India) Private Limited	India
Stanley Works Limited	Thailand
Stanley Works (Malaysia) SDN BHD	Malaysia
Stanley Works (Nederland) B.V.	Netherlands
Stanley (Zhongshan) Hardware Co., Ltd.	China
Stichting Beheer Intellectuele Eigendomsrechten Blick Benelux B.V.	Netherlands
STRATEC S.A.S.	France

JURISDICTION OF
INCORPORATION/
CORPORATE NAME	ORGANIZATION
Suomen Stanley OY	Finland
SWK (U.K.) Holding Limited	England & Wales
SWK (UK) Limited	England & Wales
SWK Utensilerie S.r.l.	Italy
TCS Group B.V.	Netherlands
Teletechnicom Holding B.V.	Netherlands
The Stanley Works (Bermuda) Ltd.	Bermuda
The Stanley Works C.V.	Netherlands
The Stanley Works Japan	Japan
The Stanley Works (Langfang) Fastening Systems Co., Ltd.	China
The Stanley Works Limited	United Kingdom
The Stanley Works Pty. Ltd.	Australia
The Stanley Works (Shanghai) Co., Ltd.	China
The Stanley Works (Shanghai) Management Co., Ltd.	China
The Stanley Works (Zhejiang ) Industrial Tools Co., Ltd.	China
The Stanley Works (Zhongshan) Tool Co., Ltd.	China
Tona a.s.	Czech Republic
Top Line Methodes et Concepts S.A.	France
Tronorsa S.A. de C.V.	Mexico
VIRAX S.A.S.	France
XMARK Corporation	Canada
Z.A.G. Industries Ltd.	Israel

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